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                                                                EXHIBIT 5

                                    ANTEC
                                 [letterhead]

                                                September 13, 1996

ANTEC Corporation
2850 W. Golf Road
Rolling Meadows, IL 60008

Gentlemen:

In my capacity as General Counsel of ANTEC Corporation, a Delaware corporation (the "Company"), I have acted as counsel to the Company in connection with the Registration Statement on Form S-8 (the Registration Statement") pertaining to the registration by the Company of 500,000 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock") in connection with the Company's ESP Stock Plan (the Plan"). The Plan is not subject to the requirements of the Employee Retirement Security Act of 1974, as amended, or qualified pursuant to Section 401 (a) of the Internal Revenue Code of 1986.

In that connection, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I deemed necessary for the purposes of this opinion.

For purposes of this opinion, I have assumed the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as copies, and the authenticity of the originals of all documents submitted to me as copies. I have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by parties thereto other than the Company.

Based on the foregoing, I am of the opinion that:

    1. The Company is a corporation duly organized and existing under the laws of the State of Delaware.

    2. The Shares have been duly authorized and when issued in accordance with the Plan will be legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Registration Statement.




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ANTEC Corporation
September 13, 1996
Page 2

I render no opinion as to the laws of any jurisdiction other than the internal law of the State of Illinois and the United States of America and the internal corporate law of the State of Delaware.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                                                Very truly yours,

                                                 /s/ James E. Knox
                                                -------------------------
                                                James E. Knox
                                                General Counsel





/jb